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                          ARTICLES OF INCORPORATION

                                     OF

                              PATS Support Inc.

FIRST:

     I, L. Roland Sturm, whose post office address is Reese and Carney, LLP, 10715 Charter Drive, Columbia, Maryland 21044, being at least eighteen (18) years of age, hereby form a corporation under and by virtue of the General Laws of the State of Maryland.

SECOND:

     The name of the corporation (which is hereafter referred to as the "Corporation") is:

     PATS Support, Inc.

THIRD:

     The purposes for which the Corporation is formed are:

     (1) To engage in the assembling, manufacturing, purchasing, sales, design, and service of aircraft components such as auxiliary power units, auxiliary fuel tanks, cooling systems, and other aircraft components.

     (2) To engage in and carry on any other business which may conveniently be conducted in conjunction with any of the business of the Corporation.

     (3) To acquire all or any part of the good will, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the corporation has the power to conduct, and to hold, utilize, and enjoy in any manner, dispose of the whole or any part of the rights, property

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and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association, or corporation.

     (4) To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names, rights, processes, formulas, and the like, which may become capable of being used for any of the purposes of the Corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.

     (5) To acquire by purchase, subscription, or in any other manner, take, receive, hold, use, employ, sell, assign, transfer, exchange, pledge, mortgage, lease, dispose of any otherwise deal in and with, any shares of stock, shares, bonds, debentures, notes, mortgages and other obligations, and any certificates, receipts, warrants or other instruments evidencing rights or options to receive, purchase or subscribe for the name or representing any other rights or interests therein or in any property or assets, issued or created by any persons, firms, associations, corporations, syndicates, or by any governments or subdivisions thereof; and to possess and exercise in respect thereof any and all the rights, powers and privileges of individual holders.

     (6) To aid in any manner any person, firm, association, corporation or syndicate, of which any shares, bonds, debentures, notes, mortgages, or other obligations, or any certificates, receipts, warrants, or other instruments evidencing right or options to receive, purchase or subscribe for the same, or representing any other rights or interests therein, are held by or for this Corporation, or in the welfare of which this Corporation shall have any interest, and to do any acts or things designed to protect, preserve, improve, enhance the value of any such property or interest, or any other property of this Corporation.

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     (7)   To guarantee the payment of dividends upon any shares of stock or shares in, or the performance of any contract by, any other corporation or association in which this Corporation has an interest, and to endorse or otherwise guarantee the payment of the principal and interest, or either, of any bonds, debentures, notes or other evidences of indebtedness created or issued by any such other corporation or association.

     (8) To carry out all or any part of the foregoing objects as principal, factor, agent, contractor, or otherwise, either alone or through or in conjunction with any person, firm, association or corporation, and, in carrying on its business and for the purpose of attaining or furthering any of its objects and purposes, to make and perform any contracts and to do any acts or things and to exercise any powers suitable, convenient or proper for the accomplishment of any of the objects and purposes herein enumerated or incidental to the powers herein specified, or which at any time may appear conducive to or expedient for the accomplishment of any of such objects and purposes.

     (9) To carry out all or any part of the aforesaid objects and purposes, and to conduct its business in all or any of its branches, in any or all states, territories, districts and possessions of the United States of America and in foreign countries; and to maintain offices and agencies in any or all states, territories, districts, and possessions of the United States of America and foreign countries.

     (10) The foregoing objects and purposes shall, except when otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause of this or any other article of these Articles of Incorporation or of any amendment thereto, and shall each be regarded as independent, and construed as powers as well as objects and purposes.


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     (11)  The Corporation shall be authorized to exercise and enjoy all the powers, rights, and privileges granted to, or conferred upon, corporations of a similar character by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

     FOURTH:

           The post office address of the principal office of the Corporation in this State is 10715 Charter Drive, Columbia, Maryland 21044. The name and post office address of the Resident Agent of the Corporation in this State is
L. Roland Sturm, 10715 Charter Drive, Columbia, Maryland 21044. Said Resident Agent is an individual actually residing in this State.

     FIFTH:

           The total number of shares of capital stock which the Corporation has authority to issue is five thousand (5,000) shares of Common Stock without par value.

     SIXTH:

           The number of directors of the Corporation shall be three (3), which number may be increased pursuant to the By-Laws of the Corporation, but, shall never be less than three (3), unless there are less than three
(3) stockholders, in which event the number of directors shall be equal to the number of stockholders. The names of the Directors who shall act until the first annual meeting or until their successors are duly chosen and qualified are:

           Harvey O. Patrick
           Larry Ohler
           Glenn Frost


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     SEVENTH:

          The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

     (1) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time-to-time of shares of its stock of any class or classes, whether now or hereafter authorized or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

     (2) The Board of Directors of the Corporation may classify or reclassify any unissued shares by fixing or altering in any one or more respects, from time-to-time before issuance of such shares, the preferences, rights, voting powers, restrictions and qualifications of, the dividends on, the times and prices of redemption of, and the conversion rights of, such shares.

     The enumeration and definition of a particular power of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereinafter in force.

     EIGHTH:

          Except as may otherwise be provided by the Board of Directors of the Corporation, no holder of any shares of stock of the Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the


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Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

     NINTH:

          The duration of the corporation shall be perpetual.

     TENTH:

          (1) As used in this Article TENTH, any word or words that are defined in Section 2-418 of the Corporations and Associations Article of the ANNOTATED CODE OF MARYLAND (the "Indemnification Section"), as amended from time-to-time, shall have the same meaning as provided in the Indemnification Section.

          (2) The Corporation shall indemnify a present or former director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.

          (3) With respect to any corporate representative other than a present or former director or officer, the Corporation may indemnify such corporate representative in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section; provided however, that the extent a corporate representative other than a present or former director or officer successfully defends on the merits or otherwise any proceeding referred to in subsections (b) or (c) of the Indemnification Section or any claim, issue or matter raised in such proceeding, the Corporation shall not indemnify such corporate representative other than a present or former director of officer under the Indemnification Section unless and until it shall have been determined and authorized in the specific case by (i) an affirmative vote, at a duly constituted meeting of a


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majority of the Board of Directors who were not parties to the proceeding; or
(ii) an affirmative vote, at a duly constituted meeting of a majority of all the votes cast by stockholders entitled to vote who were not parties to the proceeding, that indemnification of such corporate representative other than a present or former director or officer is proper in the circumstances.

     IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge same to be my act this 26th day of November, 1996.



WITNESS

/s/ Billie Van Wagener                      /s/ L. Roland Sturm
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Please return to:
L. Roland Sturm, Esquire
Reese and Carney, LLP
10715 Charter Drive - Suite 200
Columbia MD 21044
(410) 740-4600


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